UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2006

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-3144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2006, Newport Corporation (the “Registrant”) entered into an amendment to the Business Loan Agreement, Promissory Note and certain related documents (the “Loan Documents”) by and between the Registrant and Bank of America, N.A., dated September 25, 2002, as previously amended on August 21, 2003, October 27, 2003, November 30, 2004 and January 6, 2006 (the “Amendment No. 5 to Loan Documents”). The Amendment No. 5 to Loan Documents extends the expiration date of the Registrant’s $5,000,000 revolving line of credit to December 1, 2007, reduces the optional interest rate and certain fees charged by the lender, and includes certain other immaterial amendments to the Loan Documents.

The Amendment No. 5 to Loan Documents is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 5 to Loan Documents by and between the Registrant and Bank of America, N.A. dated December 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2006	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 5 to Loan Documents by and between the Registrant and Bank of America, N.A. dated December 1, 2006.